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                                                                      EXHIBIT 21
                             ESAT INC. SUBSIDIARIES


Global Media Technologies, Inc.         Incorporated in the State of Nevada
                                        August 11, 1999

SkyFrame, Inc.                          Incorporated in the State of Texas
                                        February 19, 1999 as Cyber Village
                                        Networks
                                        Name changed to "SkyFrames"
                                        April 19, 1999
                                        d/b/a SkySP


i-Xposure, Inc.                         Incorporated in the State of Delaware
                                        November 1, 1999

PacificNet Technologies, Inc.           Incorporated in the State of Nevada
                                        December 29, 1999

InterWireless, Inc.                     Incorporated in the State of California
                                        February 20, 1998